_____________________________________________

                       Series 1996-1 Monthly Statement
                       March 17, 1997 Distribution Date
                _____________________________________________

                              MONTHLY STATEMENT
                _____________________________________________

                          FIRST DEPOSIT MASTER TRUST
                                SERIES 1996-1
                _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement dated as of June 1, 1996 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1996-1 Certificates with respect to the Distribution Date occurring on March 17, 1997, and with respect to the performance of the Trust during the month of February is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1996-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Senior Certificateholders per
       $1,000 original certificate principal amount                  $4.196835

   (2) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to interest per $1,000 original
       certificate principal amount                                  $4.196835

   (3) The amount set forth in A(1) above distributed to Senior Certificateholders with respect to principal per $1,000 original
       certificate principal amount                                  $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation  of  Receivables Collections to the Series 1996-1
       Certificates

       (a) The aggregate amount of Finance Charge Receivables collected during  the  Monthly  Period  immediately  preceding the
           Distribution Date                                    $88,547,272.55

       (b) The aggregate amount of Interchange collected and allocated to  the  Trust  for  the Monthly Period immediately preceding
           the Distribution Date                                 $1,267,370.00

       (c) The aggregate amount of Principal Receivables collected during  the  Monthly  Period  immediately  preceding the
           Distribution Date                                   $387,980,842.40

       (d) The  Floating Allocation Percentage with respect to the
           Series  1996-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                          20.875640%

       (e) The Principal Allocation Percentage with respect to the
           Series  1996-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                          20.875640%

       (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1996-1 Certificates for the Monthly Period
           immediately preceding the Distribution Date          $18,749,381.48

       (g) The Principal Receivables collected and allocated to the
           Series  1996-1  Certificates  for the Monthly Period immediately
           preceding the Distribution Date                      $80,993,484.09

    (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Finance Charge Receivables and Interchange collected and
            allocated to the Series 1996-1 Certificates         $18,749,381.48

        (b) Collection Account and Special Funding Account investment
            earnings allocated to the Series 1996-1 Certificates   $101,926.37

        (c) Principal Funding Account Investment Proceeds                $0.00

        (d) Prefunding Account Investment Proceeds                       $0.00

        (e) Reserve Account withdrawals, if applicable                   $0.00

        (f) Additional Finance Charges from other Series allocated to
            the Series 1996-1 Certificates                               $0.00

        (g) Payments, if any, on deposit as of the Determination Date
            received from any Interest Rate Protection Agreements        $0.00

        (h) Reallocated Principal Collections                            $0.00

        (i) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 1996-1 (total of (a), (b),
            (c), (d), (e), (f), (g) and (h) above)              $18,851,307.85

    (3) Available Principal Collections for Series 1996-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Principal Receivables collected and allocated to the
            Series 1996-1 Certificates					                     $80,993,484.09

        (b) Shared Principal Collections from other Series allocated to
            the Series 1996-1 Certificates 	                 				        $0.00

        (c) Additional amounts to be treated as Available Principal
            Collections pursuant to the Series Supplement        $6,580,118.30

        (d) Reallocated Principal Collections                            $0.00

        (e) Available Principal Collections for Series 1996-1 (total of
            (a), (b) and (c) minus (d) above)                   $87,573,602.39

    (4) Delinquent Balances in the Trust

        The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

        (a)     31-60 days 	                $96,022,624
        (b)     61-90 days		                 58,773,280
        (c)     91 or more days	            102,595,618
        (d)     Total Delinquencies        $257,391,522


    (5) Defaulted Amount

        (a) The aggregate amount of Defaulted Receivables with respect to  the  Trust  for  the Monthly Period immediately preceding
            the Distribution Date   		                			       $35,683,905.72

        (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding
            the Distribution Date                                $4,163,347.38

        (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
            Recoveries]  						                                 $31,520,558.34

        (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1996-1 Certificates (the "Series 1996-1 Defaulted
            Amount")                                             $6,580,118.30

        (e) The  Senior Defaulted Amount [Series 1996-1 Defaulted Amount
            multiplied by the Senior Percentage]                 $5,198,293.46

    (6) Senior Charge-Offs

        (a) The excess, if any, of the Senior Defaulted Amount over the sum  of  (i)  Available  Finance  Charge  Collections  applied to such Senior Defaulted Amount, (ii) Reallocated Principal
            Collections and (iii) the amount by  which  the  Collateral
            Invested Amount has been reduced in respect of such Senior
            Defaulted Amount (a "Senior Charge-Off") 				       	        $0.00

        (b) The amount of the Senior Charge-Off set forth in item 6(a)
            above,  per $1,000 original certificate principal amount
            (which will have the effect  of  reducing,  pro rata, the
            amount of each Senior Certificateholder's investment)        $0.00

        (c) The total amount reimbursed on the Distribution Date in respect of  Senior Charge-Offs for prior Distribution
            Dates                                                        $0.00

        (d) The amount set forth in item 6(c) above per $1,000 original certificate  principal  amount  (which will have the effect of increasing, pro rata, the amount of each Senior
            Certificateholder's investment)					                         $0.00

        (e) The  amount,  if any, by which the outstanding principal balance  of the Senior Certificates exceeds the Senior Invested
            Amount and the Senior Initial Percentage of the Prefunding Account
            Balance, if any, as of the Distribution  Date,  after  giving effect to  all  deposits, withdrawals and distributions on such
            Distribution Date  					                           		        $0.00

    (7) Reductions in the Collateral Interest

        (a) The excess, if any, of the Collateral Defaulted Amount over
            Available  Finance  Charge  Collections  applied  to such
            Collateral Defaulted Amount   	                						        $0.00

       	(b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
            Collections                                                  $0.00

        (c) The amount by which the Collateral Invested Amount has been reduced  on the Distribution Date in respect of the unpaid Required
            Amount      		                                         						$0.00

        (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a),
            (b) and (c)                                   							        $0.00

        (e) The total amount reimbursed on the Distribution Date in respect  of reductions in the Collateral Invested Amount on
            prior Distribution Dates 					                             		$0.00

        (f) The  amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested
            Amount and the Collateral Percentage of the Prefunding Account
            Balance, if any, as of the Distribution  Date,  after  giving effect to  all  deposits, withdrawals and distributions on the
            Distribution Date  					                          			        $0.00

    (8) Investor Monthly Servicing Fee

        The amount of the Series 1996-1 Monthly Servicing Fee payable to the
        Servicer on the Distribution Date			                     $1,385,416.67


    (9) Prefunding Account

        (a) The Prefunding Account Balance on the Distribution
            Date		                                         						        $0.00

        (b) The Senior Percentage of the Prefunding Account Balance
            on the Distribution Date 		                      				        $0.00

        (c) The Collateral Percentage of the Prefunding Account Balance
            on the Distribution Date  						                             $0.00

   (10) Senior Monthly Interest

        (a) Senior Monthly Interest payable on the Distribution
            Date                                                 $3,149,724.67

   (11) Principal Funding Account Amount

        (a) The amount on deposit in the Principal Funding Account on the  Distribution  Date,  after giving effect to all deposits, withdrawals and distributions on such Distribution
            Date  		                                                     $0.00

        (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in November, 2001. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (12) Deficit Controlled Accumulation Amount

        The  Deficit  Controlled  Accumulation  Amount  for the Distribution
        Date,  after  giving  effect to all deposits, withdrawals and
        distributions on such Distribution Date						                    $0.00

   (13) Reserve Account (if applicable)

        (a) The amount on deposit in the Reserve Account, if funded, on the  Distribution  Date,  after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
            related Transfer Date 				                         		          N/A

        (b) The Required Reserve Account Amount, if any, selected by the
            Servicer  								                                             N/A

C) Senior Invested Amount

   (1) The  Senior Invested Amount and the Senior Percentage of the
       Prefunding  Account  Balance  on  the  date  of  issuance
       (the "Senior Initial Amount")  		              			      $750,500,000.00

   (2)  The  Senior Invested Amount and the Senior Percentage of the
        Prefunding  Account  Balance,  if  any, on the Distribution Date,
        after giving effect  to  all  deposits,  withdrawals and
        distributions on such Distribution Date       			      $750,500,000.00

   (3)  The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount and the Senior Percentage of the Prefunding Account Balance, if any, as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution Date, to the Senior Initial Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if
        any,  can  be determined by multiplying the original  denomination of  the  Senior Certificateholder's Certificate by the
        Pool Factor                                                   1.000000

D) Collateral Invested Amount

   (1) The Collateral Invested Amount and the Collateral Percentage
       of the Prefunding Account Balance on the date of
       issuance                                                $199,500,000.00

   (2) The Collateral Invested Amount and the Collateral Percentage of
       the Prefunding Account Balance, if any, on the Distribution Date,
       after giving effect  to  all  deposits,  withdrawals and distributions
       on such Distribution Date   	                 				      $199,500,000.00

   (3) The Collateral Invested Amount as a percentage of the sum of the
       Collateral Invested Amount and the Senior Invested Amount on such
       Distribution Date    	                              						       21.00%

E) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
       Monthly Period  					                          			       $5,469,285,243

   (2) The aggregate amount of Finance Charge Receivables in the Trust at  the close of business on the last day of the immediately
       preceding Monthly Period  		                 					         $101,829,401

F) Annualized Percentages

  (1) The Gross Yield (Available Finance Charge Collections for the
      Series  1996-1  Certificates  for  the  preceding  Monthly  Period
      (excluding payments  received  from  Interest  Rate Protection
      Agreements) divided by the Invested  Amount  of the Series 1996-1
      Certificates and the Prefunding Account balance,  if  any,  as  of the last day of the next preceding Monthly Period, multiplied
      by 12)    		                                             		       23.81%

  (2) The Net Loss Rate (the Series 1996-1 Defaulted Amount for the
      preceding  Monthly  Period divided by the Invested Amount of the
      Series 1996-1 Certificates and the Prefunding Account balance, if any, as of the last day of the next preceding Monthly Period,
      multiplied by 12)                                                  8.31%

  (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1996-1 Certificates for the preceding Monthly Period)  15.50%

  (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on  an  assumed  Servicing Fee Rate of 2% per annum) for the preceding
      Monthly Period  with respect to the related Distribution Date, divided by the Invested Amount  of  the Series 1996-1 Certificates and the
      Prefunding Account Balance, if  any,  as of the last day of the next
      preceding Monthly Period, multiplied by 12) 			           	        7.12%

  (5) The Net Spread (the Portfolio Yield minus the Base Rate for the
      Series 1996-1 Certificates for the preceding Monthly Period)       8.38%

  (6) The Monthly Payment Rate (Collections of Principal Receivables
      and  Finance  Charge  Receivables with respect to all Receivables in the Trust for  the  preceding Monthly Period divided by the amount of
      Receivables in the Trust as of the last day of the next preceding
      Monthly Period)						                                   			       10.29%

G) Series 1996-1 Information for the Last Three Distribution Dates

   1)     Gross Yield

                     a) 3/17/97          		23.81%
                     b) 2/18/97          		21.46%
                     c) 1/15/97          		21.14%

   2)     Net Loss Rate

                      a) 3/17/97  		         8.31%
                      b) 2/18/97             7.61%
                      c) 1/15/97             6.98%

   3)     Net Spread (Portfolio Yield Minus Base Rate)

                     a) 3/17/97              8.38%
                     b) 2/18/97              5.33%
                     c) 1/15/97              6.29%

          Three Month Average                6.67%

   4)     Monthly Payment Rate

                     a) 3/17/97   		        10.29%
                     b) 2/18/97         	    7.98%
                     c) 1/15/97              7.72%


                              FIRST DEPOSIT NATIONAL BANK
                              Servicer


                              By:  /s/ David J. Petrini
                                    _________________________________
                              Name:  David J. Petrini
                              Title: Senior  Vice President and Chief
                                     Financial Officer